                                                                  EXHIBIT 10.18


                                PROMISSORY NOTE

$125,000.00                                                       August 1, 1996


        FOR VALUE RECEIVED, the undersigned Environmental Products and Technologies Corporation, a Delaware Corporation, hereby promises to pay to Ronald E. Knudsen, an individual at 19 Pier Pointe, New Bern, North Carolina or other such place as Payee may direct in writing, the principal sum of One Hundred Twenty Five Thousand Dollars ($125,000.00) in lawful money of the United States of America, which sum shall be due and payable, interest only, in twenty four installments with the principal amount to be paid with the twenty fourth installment or as provided for below, commencing on the first day of the month following the date of this promissory note and payable thereafter on the first of each month, in the amount of One Percent of the unpaid balance, One thousand Two Hundred Fifty Dollars, or a less amount if the principal is reduced during the term of this Note. This Note may be prepaid at any time in whole or in part, upon payment in such amount accompanied by payment in full of all interest accrued and principal.

        Upon the occurrence of any of the following specified Events of Default:

        (i) Interest: The Issuer shall default in the due and punctual payment of any interest on this Note and such default shall continue unremedied for more than fifteen (15) days after the date of receipt of written notice of default and demand for payment by Payee, which notice shall be made by certified or registered mail only;

        (ii) Principal: The Issuer shall default in the due and punctual payment of the principal on this Note and such default shall continue unremedied for more than fifteen (15) days after the date of receipt of written notice of default and demand for payment by Payee, which notice shall be made by certified or registered mail only; If default occurs all sums are then due and payable.

        It is understood and agreed between the parties that at the time the Company completes a secondary offering to the public in an amount of Three Million Dollars or more this Note will be accelerated and be due and payable within ten (10) business days following the closing of the Offering.

        The parties hereto stipulate and agree that any question to the validity, construction or enforceability hereof shall be governed by the laws of the State of North Carolina, and Issuer agrees that it shall be subject to the jurisdiction of the courts of North Carolina in any action brought on this Note by payee.


                                                    "Issuer"
                                             ENVIRONMENTAL PRODUCTS &
                                             TECHNOLOGIES CORPORATION


                                        By:  /s/ MARVIN MEARS
                                             -----------------------------
                                             Marvin Mears, President